SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 16, 2010
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     See Item 5.02 below.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 16, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Penson Worldwide, Inc. (the “Corporation”) adopted the 2010 Executive Bonus Plan (the “Plan”) for certain of its officers, including its named executive officers. The Plan provides for the award to each participant of a target bonus determined by the Committee, of which generally no more than 25% will be paid in cash and the balance will be paid in the form of a Restricted Stock Unit (“RSU”) grant. The cash portion of the target bonus will be earned on a pro-rata basis upon the Corporation’s achievement of between 70% and 100% of pre-established consolidated revenue and pre-tax profit goals for the 2010 fiscal year. Following the close of the 2010 fiscal year, the Committee will determine the actual level at which each performance goal for the 2010 fiscal year was attained and the amount of the cash bonus payable to each Plan participant. Cash bonus payments will be made promptly upon such determination but no later than February 15, 2011, provided the participant has remained in the service of the Corporation or its subsidiaries through such date.
     The number of target RSUs allocated to each Plan participant will be determined by dividing the RSU portion of the participant’s target bonus by the fair market value per share of the Corporation’s common stock on the last trading day of 2010. The number of actual RSUs granted to a participant will be based upon the following criteria: (i) 25% will be granted without regard to the attainment of performance goals; (ii) up to 25% will be based upon the Corporation’s achievement of pre-established consolidated revenue and pre-tax profit goals for the 2010 fiscal year; (iii) up to 25% will be based upon the attainment of a pre-established client or balance growth target applicable to the participant’s employer entity for the 2010 fiscal year; and (iv) up to 25% will be based upon a subjective evaluation of the participant’s attainment of pre-established individual objectives. Following the close of the 2010 fiscal year, the Committee will determine the actual level at which each of the performance goals for 2010 was attained and the actual number of RSUs to be granted to each participant. The RSUs will be granted effective February 15, 2011 and will vest in three successive equal annual installments upon the participant’s completion of each year of service with the Corporation or its subsidiaries over the three-year period measured from the grant date.
     The Committee has not determined the actual targeted compensation for each of the executive officers for the 2010 fiscal year but has determined that, when the targeted bonus amounts are established, total targeted compensation will generally range between 100% and 120% of total targeted compensation for 2009. The composition of total targeted bonus compensation will shift from approximately 50% cash and 50% RSU grants in 2009 to no more than 25% in cash, as described above.
     The foregoing does not purport to be a complete description of the Plan and is qualified in its entirety by reference to the text of the Plan, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	2010 Executive Bonus Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: February 22, 2010	/s/ Philip A. Pendergraft
	Name:	Philip A. Pendergraft
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	2010 Executive Bonus Plan.